                                                                      EXHIBIT 11
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)

                                                    Quarter Ended
                                              --------------------------
                                              February 1,   February 3,
                                                 1997          1996
                                              ------------  ------------
Net income                                      $ 213,393      $216,225
                                              ============  ============

Common shares outstanding:
   Weighted average                               379,454       379,454
   Dilutive effect of stock options                 1,033           229
   Weighted average treasury shares              (108,389)      (22,057)
                                              ------------  ------------
   Weighted average used to calculate
      net income per share                        272,098       357,626
                                              ============  ============
Net income per share                            $    0.78      $   0.60
                                              ============  ============

                                                      Year Ended
                                              --------------------------
                                              February 1,   February 3,
                                                 1997          1996
                                              ------------  ------------
Net income                                      $ 434,208      $961,511
                                              ============  ============

Common shares outstanding:
   Weighted average                               379,454       379,454
   Dilutive effect of stock options                 1,354           779
   Weighted average treasury shares               (98,755)      (21,862)
                                              ------------  ------------
   Weighted average used to calculate
      net income per share                        282,053       358,371
                                              ============  ============
Net income per share                            $    1.54      $   2.68
                                              ============  ============

Note: Exercise of the Wexner Agreement (which cannot occur prior to February 1,
1998) was determined not to dilute reported earnings per share.